Exhibit 99.3

Station Casinos, Inc.

ADP Union Proxy Tabulation

Friday, May 20, 2005

	FOR	AGAINST/ WITHHOLD	ABSTAIN	TOTAL
Frank J. Fertitta III	16,044,190	143,834		16,188,024

Lee S. Isgur	16,040,960	147,064		16,188,024

Approve 2005 Stock Compensation Program	15,385,340	802,684	—	16,188,024

Ratify Independent Auditors	16,188,024	—	—	16,188,024

Shareholder Proposal 1- Supermajority	15,712,271	437,653	38,100	16,188,024

Shareholder Proposal 2- Declassify Board of Directors	15,356,449	793,475	38,100	16,188,024

Shareholder Proposal 3- Rights Amendment	15,710,651	439,273	38,100	16,188,024